Exhibit 99.2

INTRICON TO ACQUIRE CARDIAC DIAGNOSTIC MONITORING COMPANY
Company Also Closes $11.5 Million in Credit Facilities

ST. PAUL, Minn. — Aug. 13, 2009 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, announced today that it has acquired Datrix, Inc., for approximately $2.5 million. Datrix is an Escondido, Calif.,-based supplier of cardiac diagnostic monitoring (CDM) devices, sold to leading medical OEMs.

          The total purchase price consists of: $1.225 million cash paid at closing; a $1.05 million subordinated note payable over three years; and, 75,000 shares of IntriCon common stock (valued at $3.27 as of Aug. 11, 2009). Privately held Datrix is a profitable, cash flow positive entity with annual revenue of approximately $1.6 million.

          In addition to manufacturing Holter monitors—portable devices for continuously monitoring the electrical activity of the heart—Datrix also designs and manufactures equipment for electrocardiograph (ECG) management systems, including a 12 channel, handheld ECG with Wi-Fi capability. The handheld ECG stores information from as many as 15 patients and wirelessly transmits their information to a patient management system.

          “This is an exciting time for IntriCon. Datrix gains us entry into what we believe to be an $80 million CDM market,” said Mark S. Gorder, president and chief executive officer at IntriCon. “It also creates a platform to expand into other physiological monitoring markets, and by adding wireless outpatient telemetry capability, gives us access into the emerging biotelemetry space.

          “We intend to leverage Datrix’s cardiac monitoring capabilities and incorporate IntriCon’s ultra-low-power wireless technology to develop and launch a new wireless cardiac monitoring device that will allow more patient comfort and be able to identify asymptomatic cardiac events including atrial fibrillation, Brady arrhythmia, tachy arrhythmia and cardiac pause.”

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IntriCon Acquires Datrix
August 13, 2009

          Said Jon Barron, president and CEO of Datrix, “We are pleased to join forces with IntriCon. In addition to bringing a new CDM device to market, we believe that we can leverage IntriCon’s proprietary ultra-low-power nanoDSP™ and wireless nanoLink™ technologies to improve the mobility and effectiveness of our patient-worn diagnostic eECG devices.”

Prototype CDM Device to Launch in November

          IntriCon and Datrix will unveil a prototype of its new CDM device, called the Mobile Patient ECG Telemetry System, or MPETS, at the 2009 American Heart Association Scientific Sessions, Nov. 15-17, in Orlando, Fla. The MPETS is the next generation in wireless outpatient monitoring using a proven automatic arrhythmia detection algorithm. Additionally, IntriCon/Datrix will launch a prototype ECG telemetry acquisition over cell (ETAC) device that records a patient’s heartbeat when a possible atypical cardiac event is experienced. The new ETAC event monitor will also have an optional wireless module.

          Said Gorder, “The acquisition of Datrix is the first step in creating a platform of proprietary, higher margin, physiological monitoring devices with biotelemetry capability including CDM devices but also miniature body-worn devices for sleep apnea diagnosis and other emerging physiological monitoring applications. Adding biotelemetry capability to these devices makes them more ambulatory and allows the point of care to shift to less expensive venues such as clinics and homes. Moreover, Datrix’s work complements bio-telemetry projects with our strategic partner Advanced Medical Electronics (AME).”

          IntriCon will operate Datrix as a wholly owned subsidiary, with Datrix’s management team continuing to run the business.

          “We’re excited to welcome Datrix into the IntriCon family,” said Gorder. “This transaction is a stepping stone toward long-term growth, and lays a foundation for success in achieving our goal of becoming a leading supplier of proprietary body-worn medical devices.”

          Minneapolis-based, Northland Securities, Inc., acted as IntriCon’s strategic advisor in the transaction.

IntriCon Acquires Datrix
August 13, 2009

Company Closes $11.5 Million in New Credit Facilities

          IntriCon also announced it has closed $11.5 million in credit facilities with Minneapolis-based The PrivateBank. Terms of the agreements include:

•	an $8.0 million revolving credit facility, with a subfacility for letters of credit, to mature in three years; and

•	a $3.5 million term loan facility, amortized in quarterly principal installments based on a three-year repayment schedule.

          The $11.5 million in credit facilities includes London Interbank Offered Rate (LIBOR) interest rate options based on funded debt to EBITDA.

          “The favorable terms of our new credit facilities enhance IntriCon’s financial flexibility and strengthen the company in both the short- and long-term. We’re using the facilities to finance our purchase of Datrix and meet working capital requirements. The fact that we were able to secure access to capital in today’s challenging environment, reflects The PrivateBank’s belief in IntriCon and the exciting growth prospects in the physiological diagnostic monitoring markets,” concluded Gorder.

About Datrix

Datrix is a leader in ambulatory electrocardiograph (ECG) recording. The ability of ambulatory ECG recorders, commonly referred to as Holter recorders, to monitor a patient’s ECG both in and away from the hospital environment make ECG recorders an indispensable aid for physicians diagnosing heart related problems. Datrix has been providing both Holter and Event recorders to the industry for more than a decade. Datrix products have been marketed worldwide under the Datrix name and many various OEM names. Datrix is a ISO 9001 certified facility. All products have both CE mark and 510K approval. To learn more about the company visit: http://www.ecgrecorder.com/

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Contacts
At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

IntriCon Acquires Datrix
August 13, 2009

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the nanoLink product group and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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